SUB-ITEM 77Q1

         An Amendment, dated October 16, 2002, to the Declaration of Trust is contained in Post-Effective Amendment No. 33 to the Registration Statement for MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on December 23, 2002, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

         The Master Amended and Restated By-Laws, dated January 1, 2002, as revised September 18, 2002 is contained in Post-Effective Amendment No. 33 to the Registration Statement for MFS Series Trust III (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission on December 23, 2002, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.